Exhibit 32.4

American Campus Communities Operating Partnership, L.P. - Certification of Chief Financial Officer Pursuant to
18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jonathan A. Graf, Chief Financial Officer of American Campus Communities Operating Partnership, L.P. (the “Operating Partnership”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)   The Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Dated:	May 6, 2016	By:	/s/ Jonathan A. Graf

Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.